UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

Horizon Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-27131	88-0381258
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

1800 2nd Street East

Suite 735

Sarasota, Florida 34236

(941) 256-0436

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

5401 S. Kirkman Road

Suite 310

Orlando, Florida 32819

(407) 926-0230

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 23, 2006 we entered into an Employment Agreement with Chuck Wernicke to become the Chief Technology Officer. Mr. Wernicke will earn an annual salary of $96,000. He will also participate in the executive benefit package offered to other executives in the Company during the term of his employment. The length of this agreement is for one year.

A copy of the Employment Agreement is filed as Exhibit 10.1

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 23, 2005, Larry Abraham resigned as a Director of Horizon Holding Corporation (the “Company”). Mr. Abraham has resigned as a Director to pursue other personal interests. At the time of his resignation, Mr. Abraham possesses 219,500 shares of our common stock. He is not owed any compensation for his services as a Director.

On February 23, 2005, Skip McElvery resigned as a Director, Chairman of the Board and audit executive compensation and restricted stock plan committees of the Company. Mr. McElvery has resigned as a Director and Chairman of the Board to pursue other personal interests. At the time of his resignation, Mr. McElvery possesses 348,707 shares of our common stock, including 127,707 shares owned by his spouse. He is not owed any compensation for his services as a Director.

Also on the same date, the Board of Directors appointed Chuck Wernicke as the Chief Technology Officer and a Director of the Company. Mr. Wernicke has been the President of Emergency Computer Services, Inc., a computer service company since January 1993 and was the Chief Technology Officer of Delta Insights, LLC from June 2004 to January 2006.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

The information provided in representation 1.01 of this current report on Form 8-K is hereby incorporated herein by reference.

(c) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description
10.1	Employment Agreement with Chuck Wernicke

99.1	Press release, dated February 23, 2006

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Horizon Holdings Corporation

Dated: February 27, 2005	By:	/s/ Stewart York
Stewart York
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement with Chuck Wernicke

99.1	Press release, dated February 23, 2006